Exhibit 99.1

At the Company:                        Investor Relations:
Barry A. Rothman                       Howard Gosfrand
Onstream Media Corporation             American Capital Ventures
954-917-6655                           305-918-7000
brothman@onstreammedia.com             hg@amcapventures.com

FOR IMMEDIATE RELEASE:

      Onstream Media Corporation Reports Fiscal 2006 Second Quarter Results

POMPANO BEACH, FL - May 22, 2006 - Onstream Media Corporation (Nasdaq: ONSM), a leading online service provider of live and on-demand, digital media communications and applications, announced today its financial results for the second fiscal quarter ended March 31, 2006. Full details of the Company's quarterly financial results are available in the Company's Form 10-QSB at http://www.sec.gov.

Second Quarter Ended March 31, 2006 Financial Results - Highlights:

o Revenue increased in the second quarter of fiscal 2006 to $1,954,952, as compared to $1,940,284 in the second quarter of fiscal 2005.

o The second quarter net loss was $2,688,792, or $0.20 loss per share, as compared to a loss of $2,416,910, or $0.30 loss per share, for the comparable prior year period, representing an increased loss in dollars, although the loss on a per share basis decreased due to the approximately 64% increase in the weighted average number of shares as compared to the prior period.

o Gross margin was $1,158,512 in the second quarter of fiscal 2006, as compared to $1,171,286 for the second quarter of fiscal 2005, a decrease of approximately 1%.

o     Cash and cash equivalents totaled $706,211 as of March 31, 2006.

Second Quarter Ended March 31, 2006 Financial Results - Discussion:

The increase in revenues in the second quarter of fiscal 2006 compared to the second quarter of fiscal 2005 was primarily due to an increase in revenues from the Company's Digital Asset Management Group, which was partially offset by a decline in revenues in the Webcasting Group over the same period. Although the number of webcasts produced decreased during the three months ended March 31, 2006, as compared to the same period one year ago, the average revenue per webcast event increased to approximately $865 in the second fiscal 2006 quarter compared to approximately $670 in the second fiscal 2005 quarter.

The increased net loss in the second quarter of fiscal 2006, as compared to the second quarter of fiscal 2005, was primarily due to a non-cash loss for the valuation of derivative instruments issued as part of our March 2006 financing having no corresponding effect in the comparable 2005 period. In addition, increased operating expenses for the fiscal 2006 second quarter over the corresponding 2005 quarter related to depreciation of the Digital Media Services Platform (DMSP) that commenced in November 2005 that was partially offset by a decrease in professional fees for the same period.

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Randy Selman, president and chief executive officer of Onstream Media, stated,
"During the second fiscal quarter of 2006, we continued to build sales for our Digital Asset Management Group. Onstream Media's business emphasis is primarily on selling subscriptions for the Company's DMSP, and usage of our digital media services, including webcasting, webconferencing, encoding and EDNet services. Our recently introduced ad-insertion technology coupled with advanced video player design is already being utilized by publishing companies such as Rodale, Inc. and should enable us to attract other large scale clients and expand the DMSP user base. In fact, our overall pipeline is starting to grow, as evidenced by recent long-term contracts to serve the U.S. government and other corporate clients."

Selman continued, "We are also pleased to report the price per webcasting event increased by approximately 30% over the same quarter of last year and we believe this trend will continue throughout 2006. We are continuously upgrading our webcasting IT infrastructure, which allows us to more rapidly bring highly-competitive feature sets to the market on an ongoing basis, and best serve the evolving needs of our customers. We are currently developing the next generation of our webcasting platform, which we expect to introduce by the end of this fiscal year."

"As our marketing campaign, initiated in the second quarter, and focusing on the DMSP attracts a new and diverse client base, and our latest webcasting enabling technologies are deployed, we expect to show higher revenue and gross margin during the second half of fiscal 2006," concluded Selman.

Onstream Media will hold a conference call and webcast on Wednesday, May 24, 2006 at 4:15 pm ET to discuss its second quarter fiscal 2006 financial results. Management discussion will be followed by an open Q&A session. To listen to the call, participants should dial 1-800-683-1525. A live webcast of the presentation, as well as an archived replay, also will be available at http://www.visualwebcaster.com/event.asp?id=34095.

COMPARATIVE OPERATING HIGHLIGHTS
                                         For the Three Months Ended March 31,
                                         ------------------------------------
                                                      (unaudited)
                                          2006                          2005
                                          ----                          ----
Revenue                                $1,954,952                    $1,940,284
                                       ----------                    ----------
Net Loss                              $(2,688,792)                  $(2,416,910)
                                      -----------                   -----------
Net Loss per common share               $(0.20)                       $(0.30)
Weighted average shares outstanding    13,274,883                    8,083,862

                                          For the Six Months Ended March 31,
                                          ----------------------------------
                                                      (unaudited)
                                          2006                          2005
                                          ----                          ----
Revenue                               $ 3,811,747                    $4,163,965
                                      -----------                    ----------
Net Loss                              $(4,426,334)                  $(4,271,333)
                                      -----------                   -----------
Net Loss per common share               $(0.34)                       $(0.65)
Weighted average shares outstanding    12,883,413                    6,531,684

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

About Onstream Media Corporation

Founded in 1993, Onstream Media (Nasdaq: ONSM) is a leading online service provider of live and on-demand communications and digital media services including encoding, editorial, hosting, digital asset management, streaming, e-commerce/pay-per-view and distribution via the Onstream Digital Media Services Platform. Onstream Media's pioneering ASP Digital Media Services Platform (DMSP) provides its customers with the necessary tools for webcasting, web conferencing, managing digital assets, publishing content on the Internet and establishing e-commerce storefronts to transact business online. All of Onstream Media's services are focused on increasing productivity and revenues, and reducing capital expenditures and operational costs of any organization in an affordable and highly secure environment. As a result, 78% of the Fortune 100 CEOs and CFOs and almost half of the Fortune 1000 companies have used Onstream Media's services.

Onstream Media customers include: AOL, AAA, AXA Equitable Life Insurance Company, Disney, MGM, Deutsche Bank, Rodale, Inc., Thomson Financial/CCBN, PR Newswire and the U.S. Government.

For more information, visit the Onstream website at http://www.onstreammedia.com or call 954-917-6655.

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to, fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.


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